UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events
On August 21, 2009, Lear Corporation (“Lear”) and certain of its United States and Canadian subsidiaries, as debtors and debtors-in-possession under chapter 11 of the United States Bankruptcy Code (collectively, the “Debtors”), filed their respective Schedules of Assets and Liabilities (the “Schedules”) and Statements of Financial Affairs (the “Statements,” and collectively with the “Schedules,” the “Schedules and Statements”) in the United States Bankruptcy Court for the Southern District of New York. The Schedules and Statements have been prepared in accordance with section 521 of title 11 of the United States Bankruptcy Code and Rule 1007 of the Federal Rules of Bankruptcy Procedure. Copies of the complete Schedules and Statements can be found at http://www.kccllc.net/lear.
The Schedules and Statements do not purport to represent financial statements prepared in accordance with Generally Accepted Accounting Principles in the United States, nor are they intended to be fully reconciled to the financial statements of each Debtor. The Debtors caution readers not to place undue reliance upon the Schedules and Statements. The Schedules and Statements contain unaudited information that is subject to further review and potential adjustment. Although the Debtors have made reasonable efforts to ensure the accuracy and completeness of such financial information, subsequent information or discovery may result in changes to the Schedules and Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: August 21, 2009	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer